Exhibit 99.1

Giga-tronics Announces Receipt of Orders Totaling $4.96 Million,

Preliminary Operating Results for Second Quarter Fiscal 2021
and Adoption of Shareholder Rights Plan

Dublin, CA – October 13, 2020 – Giga-tronics Incorporated (OTCQB: GIGA) (the “Company”) today announced that it has received orders from Boeing totaling $4.96 million for custom microwave filters for the F-15 aircraft.

The Company also announced preliminary operating results for the second quarter of fiscal 2021 which ended September 26, 2020. Net revenues are expected to be approximately $2.7 million, a decrease of 11% versus the same quarter last year The decrease in second quarter revenues was the result of an $820,000 decrease in Microsource filter revenues due to the timing and delayed receipt of certain orders, which was partially offset by an $450,000 increase in the Company’s Radar/EW test business revenues. The Company expects that Microsource filter revenue this fiscal year should exceed last year’s Microsource filter revenue of $8.2 million by approximately 20% while Radar/EW test business revenue is also expected to grow substantially from the prior fiscal year. The Company expects to report an operating loss of approximately $450,000 for the second quarter of fiscal 2021 due in part to the revenue decrease and a 60% increase in research and development to support ongoing product innovation to continue to capture Radar/EW testing market share.

John Regazzi, the Chief Executive Officer of Giga-tronics, stated, “We are very pleased with the large order from Boeing for the F-15 aircraft, reflecting our position as a sole source provider of these critical custom microwave filters. Second quarter revenues came in below where we expected largely due to timing of certain orders. We remain on track for a strong year, and anticpate increased sales at both our Microsource filter and Radar/EW testing divisions in the second half of the fiscal year.“

Shareholder Rights Plan

Additionally, the Company announced that its Board of Directors has adopted a Shareholder Rights Plan designed to assure that all shareholders would receive fair treatment in any attempted takeover of the Company. The rights plan provides for the distribution of one preferred share purchase right for each share of common stock outstanding on the record date of October 22, 2020. The rights will not prevent a takeover, but are designed to encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover.

Mr. Regazzi commented, “The rights are designed to enable the Board of Directors to act effectively on behalf of our shareholders in response to any takeover bid. The rights plan is not intended to prevent or discourage an offer for the Company that is commensurate with its value and is presented in a manner permitting full review and negotiation.” He also noted, “The Company has not received any unsolicited acquisition proposal at this time.”

The rights plan provides that in the event any person becomes the beneficial owner of 15% or more of the outstanding common shares, each right (other than a right held by the 15% shareholder) will be exercisable, on and after the close of business on the tenth business day following such event, for the purchase of a number of Giga-tronics common shares (or equivalent securities) equal to the exercise price (initially $15.00) divided by 25% of the then current fair market value of the common stock. The rights plan further provides that if, on or after the occurrence of such event, the Company is merged into any other corporation or 50% or more of the Company’s assets or earning power are sold, each right (other than a right held by the 15% shareholder) will be exercisable to purchase a similar number of securities of the acquiring corporation.

The rights expire on October 22, 2025 (unless previously triggered), and are subject to redemption by the Board of Directors at $.001 per right at any time prior to the first date upon which they become exercisable to purchase common shares.

Further details of the rights plan will be provided to shareholders in a letter to be mailed in the next several weeks and are available in the Form 8-K filed today with the Securities Exchange Commission, which is available at www.sec.gov.

About Giga-tronics Incorporated

Giga-tronics is a publicly held company, traded on the OTCQB Capital Market under the symbol "GIGA". Giga-tronics produces RADAR filters and Microwave Integrated Components for use in military defense applications as well as sophisticated RADAR and Electronic Warfare (RADAR/EW) test products primarily used in electronic warfare test & emulation applications.

About Preliminary Operating Results and Other Forward-Looking Statements

The anticipated financial results discussed in this press release are based on management's preliminary, unaudited analysis of financial results for the quarter ended September 26, 2020. As of the date of this press release, the Company has not completed its financial statement reporting process for the quarter ended September 26, 2020. During the course of the Company's quarter-closing procedures, the Company may identify items that would require it to make adjustments, which may be material, to the information presented in this press release. As a result, the estimates in this press release are forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results. In addition, the information furnished above does not include all of the information regarding the Company’s financial condition and results of operations for the quarter ended September 26, 2020 that may be important to readers. Therefore, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of the Company’s quarterly results when such results are disclosed by the Company in its Form 10-Q for the quarter ended September 26, 2020.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release, other than statements of historical facts, are forward-looking statements. Generally, forward- looking statements and information can be identified by the use of forward-looking terminology such as “expects” or “anticipates”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should", or “would” occur. Forward-looking statements include, among others, those concerning future product developments, future prospects, prelimnary historical or future operating results (including, for example, revenue, growth, expenses, margin and profitability), growth in market share and expected and potential sales to customers.  Forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include the Company’s ability to successfully manufacture its RADAR/EW test products, to identify customer needs and to design and implement new features; the timely receipt of components from third-party suppliers, the receipt or timing of future orders for products or services and cancellations or deferrals of existing or future orders; the adequacy of the Company’s capital resources; the Company’s ability to manage expenses; the results of pending or threatened litigation; the Company’s ability to successfully implement its business plan; the Company’s need to modify its business plan as a result of these or other risks; the volatility in the market price of the Company’s common stock; and circumstances relating to the COVID-19 pandemic and governmental responses.  You should not place undue reliance on any forward-looking statements, which are made as of the date of this press release. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements. For further discussion, see the Company’s most recent annual report on Form 10-K for the fiscal year ended March 28, 2020 Part I, under the heading "Risk Factors" and Part II, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and those in other public files the Company may make with the SEC.

Company Contact:

Lutz Henckels

Executive Vice President, CFO and COO

(925) 328-4650 ext. 4698

lhenckels@gigatronics.com

Agency Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com

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